EXHIBIT 4.2

TAQUA SYSTEMS, INC.
1998 STOCK OPTION PLAN

     Section 1. Definitions. As used in this Plan and all options granted hereunder, the following definitions shall apply:

          Board shall mean the Board of Directors of the Company.

          Code shall mean the Internal Revenue code of 1986, as amended.

          Committee shall mean the Compensation Committee selected by the Board charged with the administration of the Plan or, in the absence thereof, shall mean the Board.

          Common Stock shall mean common stock of the Company, par value $0.01 per share and any stock or securities received in exchange therefor or on account thereof.

          Company shall mean Taqua Systems, Inc., a Delaware corporation, and any successor thereto.

          Exchange Act means the Securities Exchange Act of 1934, as amended.

          Fair Market Value shall mean the (i) the last price on any date for a share of Common Stock as accurately reported by The Wall Street Journal under the NASDAQ Over-The-Counter Market, national market Issues, quotation system (or under any successor quotation system), or, if such stock is not traded on the over-the-counter markets, the closing price for a share of Common Stock as accurately report by The Wall Street Journal under the quotation system which reports such closing price or, if The Wall Street Journal does not report such prize, such price as reported by a newspaper or trade journal selected by the Committee, or, if no such price is available on such date, (ii) such price as so reported or so quoted in advance with the immediately preceding clause (i) for the immediately preceding business day or, if no newspaper or trade journal reports such price or if no such price quotation is available, (iii) the price which the Committee in acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          ISO shall mean an Option granted under the Plan which meets the requirements of an incentive stock option under Section 422 of the Code and which is designated as an ISO by the Committee.

          NQSO shall mean an Option granted under the Plan which does not meet the requirements of an incentive stock option under Section 422 of the Code, and which is designated as a NQSO by the committee.

          Option shall mean a right to purchase Common Stock granted pursuant to the Plan.

          Option Agreement means the written agreement entered into pursuant to this Plan through which an Option is granted to a Participant.

          Optionee shall mean a Participant granted an Option under this Plan.

          Option Price shall mean the purchase price to be paid by an Optionee for each share of Common Stock purchased under an Option, determined in accordance with Section 7 of this Plan.

          Parent shall mean a parent corporation as defined in Section 424(e) and (g) of the Code.

          Participant shall mean a M1 time salaried employee of the Company or any Subsidiary, a director of the Company or any Subsidiary (irrespective of whether he also is an employee of the Company or any Subsidiary) or any consultant or independent contractor of the Company or Subsidiary, who, in the judgment of the Committee, in its sole discretion, is instrumental to the success of the Company or a Subsidiary.

          Plan shall mean the 1998 Stock Option Plan of the Company, as amended.

          Public Company. The Company shall be deemed to be a Public Company if (i) the Company has a class of securities registered pursuant to Section 12 of the Exchange Act and has been subject to the reporting requirements of Section 13 of Act for a period of at least 90 days immediately preceding the event giving rise to the necessity of determining if the Company is a Pubic Company, or (ii) the Company has a class of securities registered pursuant to the Securities Act of 1933 and has been subject to the reporting requirements of Section 15(d) of the Exchange Act for a period of at least 90 days immediately preceding the event giving rise to the necessity of determining if the Company is a Public Company.

          Qualified IPO shall mean the Sale of Common Stock for the account of the Company in a bona fide firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, resulting in (i) aggregate cash proceeds to the Company (net of underwriters’ commissions, discounts and fees) of not less than Twenty Million Dollars ($20,000,000) and (ii) a pre-money valuation of the Company of not less than Fifty Million Dollars ($50,000,000).

          Rule 16b-3 shall mean the Securities Exchange Commission Regulation § 240.16b-3 under the Exchange Act, or any successor regulation.

          Stockholder shall mean the holders of outstanding shares of the Company’s capital stock.

          Subsidiary shall mean a subsidiary corporation defined in Section 424(f) and (g) of the Code.

          Substantial Stockholder means any person who owns, within the meaning of Section 422 and Section 424 of the Code, more than ten percent (10%) of the total combined voting power of all equity securities of the Company or of its Parent or any Subsidiary.

          Willful Misconduct shall mean intentional conduct in the course of a Participant’s employment or service as a director which in the sole determination of the Committee is materially detrimental to the interests of the Company and shall include, but not be limited to, wrongful appropriation of funds or the commission of any crime.

     Section 2. Purpose of the Plan. The purpose of this Plan is to provide a means whereby the Company may, through the grant of Options to employees, officers, directors, consultants and independent contractors of the Company and of any Subsidiary, attract and retain Participants, encourage ownership in the Company by Participants, and provide an incentive for such Participants to exert their best efforts on behalf of the Company and any Subsidiary.

     Section 3. Shares Available under the Plan. Options may be granted under the Plan with respect to 1,041,667 shares of Common Stock of the Company and all such shares shall be, and upon adoption of this Plan by the Board, are hereby, reserved for Options granted under the Plan subject to adjustment as provided in Section 16 hereof. The shares issued upon the exercise of Options granted under the Plan maybe authorized and issued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire or be cancelled as to any shares (not including the surrender of an Option under Section 12), new Options may thereafter be granted covering such shares.

     Section 4. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only Participants.

     Section 5. Administration. The Plan shall be administered by the Committee. The Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to determine from time to time to whom Options shall be granted and the number of shares to be covered by each proposed Option; to determine the purchase price of the shares covered by each Option and the time or times at which options shall be granted; to interpret the Plan; to make, amend and rescind rules and regulations relating to the individuals in the eligible group to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; to take any action which may be taken only by a disinterested administrator under Rule 16b-3; and to make all other determinations necessary or advisable for the administration of the Plan.

     Section 6. Granting of options. From time to time the Committee shall select those Participants to whom Options shall be granted and shall determine the number of shares to be covered by each Option. In making any determination as to individuals to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company or its subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Each grant of an Option shall be evidenced by an Option Agreement executed by the optionee and the Company and such other instruments in such form as the Committee shall from time to time approve, which instruments shall (a) comply with and include expressly or by reference the terms and conditions set forth in the Plan; (b) shall specify whether the Option is an ISO or NQSO; and (c) may include such other provisions not inconsistent with provisions of the Plan as the Committee shall deem advisable, including vesting provisions. The terms and conditions of Options granted to each Optionee need not contain similar provisions. The recommendation or selection of an individual as a participant in any grant of Options hereunder shall not be deemed to entitle the individual to such Option prior to the time when it shall be granted by the Committee; and the granting of any Option shall not be deemed either to entitle such individual to, or to disqualify such individual from, any participation in any other grant of Options under the Plan.

     Section 7. Option Price. The Option Price per share of Common Stock to be acquired thereunder shall be determined by the Committee at the time the Option is granted, and shall not be less than the greater of the following: (a) the Fair Market Value of the Common Stock for which the Option is being granted, upon the date of the grant of the Option; and (b) with respect to an ISO granted to a Substantial Stockholder, 110 % of the Fair Market Value of the Common Stock for which the Option is being granted, upon the date of the grant of the ISO.

     Section 8. Option Period. Each Option Agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period; provided that (a) the Option Agreement shall provide that the exercise of an Option shall not be permitted more than ten (10) years after the date on which the Option is granted; and (b) in the case of a Substantial Stockholder, the exercise of an ISO shall not be permitted more than five (5) years after the date on which the Option is granted.

     Section 9. Exercise and Payment.

          (a) Exercise of an Option shall be made by the giving of written notice to the Company by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Company at its principal office by personal delivery or by registered or certified mail, and only if such written notice identifies the Option being exercised, states the number of shares of Common Stock with respect to which the Option is being exercised and further states the date, no more than thirty (30) days after the date of such notice, on which the payment for such Common Stock shall be made. The payment for shares of Common Stock acquired pursuant to the exercise of an Option shall be made at the principal office of the Company. Upon the exercise of an Option, in compliance with the provisions of this section, and upon the receipt by the Company or its transfer agent of the payment for the stock so acquired, the Company shall deliver or cause to be delivered to the Optionee so exercising the Option a certificate or certificates for the number of shares of Common Stock with respect to which the Option is so exercised and payments is so made. The shares of stock shall be registered in the name of the exercising Optionee or in such name jointly with the Optionee as the Optionee may direct in the written notice of exercise referred to in this section, provided that in no event shall any shares of Common Stock of the Company be issued pursuant to the exercise of an Option until full payment therefor (including payment of any taxes required to be withheld by the Company) shall have been made as provided in Section 9(b) hereof, and not until the shares have been issued shall the exercising Optionee have any of the rights of a shareholder. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

          (b) The purchase Price of the shares as to which an Option maybe exercised shall be payable in United States dollars in cash or by check to the Company. The Optionee also shall pay in such medium to the Company an amount determined by the Company for any applicable withholding taxes resulting from the exercise of an Option. In the sole discretion of the Committee, an Optionee may make such payments, in whole or in part, by exchange of shares of Common Stock of the Company having an aggregate Fair Market Value, as of the date of payment, equal to the aggregate exercise price for the Option exercised and the amount of any applicable withholding taxes. The Committee may for any reason decline to accept payment of the purchase price and/or withholding taxes by exchange of shares of Common Stock of the Company, or may impose such limitations or restrictions on such payment as the Committee, in its sole discretion, deems advisable.

     Section 10. Exercise in Event of Termination of Employment.

          (a) If an Optionee’s employment or service as a non-employee director with the Company or a Subsidiary shall terminate for any reason other than disability (as specified in Section 10(d)), death, or Willful Misconduct, such Optionee may exercise his or her Option, to the extent that such Optionee may be entitled to do so, at the date of the termination of his or her employment or service as non-employee director, at any time, or from time to time before the earlier to occur of the expiration date specified in the Option Agreement or one (1) month after termination of such employment. Whether authorized leave of absence for military or governmental service shall constitute termination of employment or service for purposes of the Plan shall be determined by the Committee.

          (b) In the event an Optionee’s employment or service as a nonemployee director with the Company or a Subsidiary is terminated by reason of Willful Misconduct or otherwise for cause, all Options granted to such optionee, which are not vested, shall terminate as of the date of termination of employment or service.

          (c) If an optionee shall die (i) while an employee or a non-employee director of the Company or a Subsidiary, or (ii) within one (1) month after termination (other than by reason of Willful Misconduct) of his or her employment or service as a non-employee or director of the Company or a Subsidiary, the Option may be exercised, to the extent that such Optionee shall have been entitled to do so at the date of the such Optionee’s termination of employment or service, by the person or persons to whom such Optionee’s rights under the Option pass by will or applicable law, or, if no such person has such right, by such Optionee’s executors or administrators, at any time, or   from time to time, within one (1) year after the date of such Optionee’s death, but in no event later than the expiration date specified in the Option Agreement or one (1) year after such Optionee’s death, whichever is earlier.

          (d) If an Optionee’s employment or service as a non-employee director with the Company or a Subsidiary is terminated because such Optionee is disabled (within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise his or her Option in the manner provided in Section 10(a); provided that the one (1) month period specified in Section 10(a) shall be one (1) year.

     Section 11. Repurchase of Option.

          (a) Except to the extent otherwise provided in any stockholders agreement to which an Optionee is or may become a party, if an Optionee’s employment or service as a non-employee director with the Company or a Subsidiary shall terminate for any reason, and the Company is not a Public Company, the Company shall have the option to purchase from the Optionee or the Optionee’s successors (i) all Options granted pursuant to the Plan, to the extent the Optionee or the Optionee’s successors are entitled to exercise such Options, and (ii) all stock in the Company held by the Optionee or the Optionee’s successors pursuant to the exercise of an Option granted under the Plan or any stock or securities received in exchange therefor or on account thereof. The price for which the Company shall have an option to acquire such Options or stock shall be: (i) with respect to the Options, the difference between Fair Market Value of the stock to such Options and the Option Price, or (ii) with respect to the stock or securities, the Fair Market Value of the stock or securities. If the Company elects to exercise its right to acquire any Option issued under the Plan, the exercise of such right shall preclude the exercise by the Optionee or the Optionee’s successors of such Option.

          (b) Except to the extent otherwise provided in any stockholders agreement to which Optionee is or may become a party, if the Company is not a Public Company and the Optionee or any other person desires to make a disposition or all or any potion of the Common Stock acquired pursuant to the exercise of an Option granted under this Plan (or any stock or securities received in exchange therefor or on account hereof) to any person other than the Company, and had not receive the prior written consent of the Company, he or she shall first notify the Company and offer to sell his or her Common Stock to the Company at Fair Market Value on the date of notification. The offer to sell shall be in writing and shall be delivered by certified mail, return-receipt requested, and shall include the time of the proposed disposition and the number of shares to be transferred. The Company shall have the option to acquire such Common Stock for their Fair Market Value for a period of 90 days following the date of notification. Likewise, upon the death of the Optionee, or any other person holding Common Stock acquired pursuant to the exercise of an Option granted pursuant to this Plan, the Company shall have the option to acquire such stock or securities for their Fair Market Value for a period of 90 days following the date it is notified of such holder’s death.

          (c) In the event the Company elects to exercise any option reserved to the Company in the preceding two sections, it shall do so by giving notice within the time prescribed above, by certified mail, return-receipt requested, to the Optionee or the Optionee’s successor at the address set forth in the Stock Option agreement entered into pursuant to this Plan or as previously designated by the Optionee or the Optionee’s successor in written notice to the Company. In the event, the Company does not exercise its option, the holder of such Common Stock shall be free to make the disposition of such Common Stock to the extent he or she has so notified the Company, and only to the person named in the notice, for a period of 90 days after the expiration of the Company’s option, provided that the holder shall not make a disposition at a price or on terms more favorable than those stated in the notice to the Company without affording the Company a further option of 30 days within which to acquire such stock or securities at Fair Market Value.

          (d) In the event, the Optionee or any person desires to make a pledge or hypothecation of all or of any part of his or her Common Stock in the Company acquired pursuant to the exercise of an Option granted pursuant to this Plan as security for a loan, or performance of any obligation, he or she shall notify the Company in writing of the intention to do so. Such pledge or hypothecation or any transfer pursuant thereto shall be effective only if both of the following conditions occur: (i) the pledgee agrees to be bound by the terms of the Stock Option Agreement entered into pursuant to this Plan and agrees to notify the Company in writing within ten (10) days after any default of the pledgor with respect to the obligation; and (ii) the pledgor and pledgee agree in writing that any default with respect to the obligation shall be treated as a disposition by the pledgor of all of the Common Stock pledged, and the Company shall have the option to purchase such Common Stock as provided for above at its Fair Market Value.

          (e) Any transferee of the Optionee and any subsequent transferee shall be subject to the same restrictions on disposition, pledge or hypothecation of such Common Stock as applied to the Optionee. Any Common Stock issued pursuant to the exercise of an Option granted under this Plan shall be endorsed with the following legend:

“NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TAQUA SYSTEMS, INC. 1998 STOCK OPTION PLAN, A COPY OF WHICH IS ON FILE WITH THE OFFICE OF THE SECRETARY IF TAQUA SYSTEMS, INC. AND HAS BEEN PROVIDED TO THE OPTIONEE.”

     Section 12. Surrender of Options.

          (a) The Committee, acting in its absolute discretion, may incorporate a provision in an Option Agreement to allow an Optionee to surrender his or her Option in whole or in part, in lieu of the exercise in whole or in part of that Option, on any date that:

                    (i) the Fair Market Value of the Common Stock for which the Option was granted exceeds the Option Price for such Common Stock, and

                    (ii) the Option to purchase such Common Stock is otherwise exercisable.

          (b) The surrender of an Option in whole or in part shall be effected by the delivery of the Option Agreement to the Committee (or to its delegate) together with a statement signed by the Optionee which specifies the number of shares of Common Stock as to which the Optionee surrenders his or her Option and how he or she desires payment be made for such surrendered Option.

          (c) An Optionee in exchange for his or her surrendered Option, shall receive a payment in cash or in a Common Stock, or in a combination of cash and such Common Stock, equal in amount, on the date such surrender is effected, to the excess of the Fair Market Value of the Common Stock underlying the surrendered Option on such date over the Option Price for the surrendered Option, less any applicable withholding taxes resulting from such surrender. The Committee, acting in its absolute discretion, can approve or disapprove an Optionee’s request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Common Stock as the Committee deems appropriate. A request for payment only in Common Stock shall be approved and made in such stock to the extent payment can be made in whole shares of Common Stock and (of the committee’s discretion) in cash in lieu of any fractional share of such stock.

          (d) Any Option Agreement which incorporates a provision to allow an Optionee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions of Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

     Section 13. Nontransferability. An option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and, during his or her lifetime, the Option shall be exercisable only by such Optionee.

     Section 14. Securities Requirements.

          (a) The Company may require any Optionee, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such Optionee is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention or selling or otherwise distributing the same, and to such other effects as to the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

          (b) Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification or to satisfy such condition, Any such postponement or limitation affecting the right to exercise an Option or the grant may be granted or exercised or the shares distributed, unless the Company and the Optionee choose to amend the terms of the Option to provide for such an extension; and neither the Company, nor any of its directors or officers shall have any obligation or liability to the Optionee or to a beneficiary as to any shares to which the Option shall lapse because of such a postponement or limitation.

          (c) In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with the Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the holders’ consent, so reduce such period on not less than fifteen (15) days’ written notice to the holders thereof.

     Section 15. Duration of Plan. No Option shall be granted more than ten (10) years after the date of the adoption of the Plan by the Board. Nothing contained herein, however, shall terminate or effect the continued existence of rights created under Options issued hereunder and outstanding on the expiration date of the Plan, which by their terms extend beyond such date.

     Section 16. Capital Adjustments, Reorganization and Liquidation.

          (a) The number of shares of Common Stock which may be issued under the Plan, the number of shares reserved as stated in Section 3 hereof, the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option Price per share under such outstanding Options) and the Option Price limitations as set forth in Section 7, shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in capitalization of the Company.

          (b) The dissolution or liquidation Of the Company or merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate, unless there is an express assumption of the Option by the surviving corporation. Any outstanding Option may be exercised up to and including the date immediately preceding such termination if it has not otherwise expired and if it is then subject to exercise under the individual option grant. The Committee may, in its discretion, change the terms of any outstanding Option solely to the extent necessary to effect a substitution for, or assumption of, the Option in the event of any merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation.

          (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Section 17. Rights as a Stockholder. An Optionee shall have no rights as a Stockholder with respect to the shares covered by his or her Option until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate, except as provided in Section 16.

     Section 18. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

     Section 19. Withholding. The exercise or surrender of any Option granted hereunder shall constitute an Optionee’s full and complete consent to whatever action the Committee directs to satisfy federal and state withholding requirements, if any, including withholding under the Federal Insurance Contribution Act and requirements for withholding from wages as the Committee in its discretion deems applicable to such exercise or surrender.

     Section 20. No Rights to Employment. Nothing hereunder shall be deemed to give an Optionee the right to be retained in employment by the Company for any period of time, and no provision hereunder or the granting of Options pursuant to this Plan shall be deemed to interfere with the right of the Company to terminate the employment of an optionee at any time without regard to the effect that such discharge will have on his or her rights, if any, hereunder or under any Option granted hereunder.

     Section 21. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

     Section 22. Rights to Receive Options. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such person an Option, and then his or her rights shall be only such as are prescribed in the instrument evidencing such Option.

     Section 23. Amendment or Discontinuance of Plan. The Committee may from time to time, with respect to any Common Stock on which Options have not then been granted, suspend or discontinue the Plan or amend it in any respect whatsoever; however, that no amendment shall be made which (a) changes the class of individuals eligible to receive Options or otherwise materially modifies (within the meaning of Section 16 of the Exchange Act or Rule 16b-3) the requirements as to eligibility for participation in the Plan or materially increases (within the meaning of Section 16 of the Exchange Act or Rule 16b-3) the benefits accruing to Optionee under the Plan, (b) increases the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan, (c) changes the limitations on the Option price, or (d) amends the provisions of Section 15, without approval of the Stockholders of the Company, which must comply with all the applicable provisions of the Certificate of Incorporation and bylaws of the Company and the Delaware General Corporation Law.

     Section 24. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board, each member of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by such member. in connection with any action, suit, or proceeding to which such member may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, each Committee member affected shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before the Committee under-takes to handle it on his or her own behalf.

     Section 25. Disqualifying Dispositions. If a Optionee disposes of its Common Stock acquired upon exercise of an ISO within two (2) years from the date the Option is granted or within one (1) year after the issuance of such Common Stock to the Optionee, the Optionee shall notify the Company of such disposition and provide information as to the date of disposition, sale price, number of shares disposed of and any other information relating thereto which the Company may reasonably request.

     Section 26. Approval by Shareholders. The Plan shall take effect upon adoption by the Board and approval by the shareholders of the Company within twelve (12) months after the Plan is adopted by the Board.

     Section 27. Governing Law. The validity and construction of the Plan and any agreements thereunder shall be governed by the laws of the State of Delaware.

Date Plan Adopted by Board:                    01/28/98
Date Plan Approved by Shareholders:       03/11/98